EXHIBIT 10.4
                          Form of Employment Agreement
                                     Between
                           Protosource Corporation and
                                  William Conis

                              EMPLOYMENT AGREEMENT

         AGREEMENT MADE THIS 3RD DAY OF NOVEMBER, 1999, AND EFFECTIVE AS OF THE 1ST day of November, 1999, by and between PROTOSOURCE CORPORATION, A CALIFORNIA CORPORATION HAVING ITS PRINCIPAL PLACE OF BUSINESS AT 2800 28TH Street, Santa Monica, CA 90405, (HEREINAFTER CALLED THE "COMPANY") AND WILLIAM CONIS, HAVING AN ADDRESS AT 2800 28TH Street, Santa Monica, CA 90405 (hereinafter called "Employee"),

                                   WITNESSETH:

     Whereas, the Company is an Internet Service Provider engaging in web development and web hosting throughout the continental United States;

     Whereas, Employee has significant strategic managerial and financial ability in the company's business which is of significant value to the Company;

     Whereas, the Company desires to assure itself of the services of Employee and to that end desires to enter into a contract of employment with him, upon the terms and conditions herein set forth; and

     Whereas, Employee is desirous of entering into such a contract of employment;

     Now, therefore, in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree as follows:

                  1. The Company hereby employs Employee during the employment period, as hereafter fixed, as the President and Chief Executive Officer of the Company. Employee shall, subject to the authority of the Board of Directors of the Company, have supervision and control over, and responsibility for, the general management and operation of the Company. Employee shall also have such other powers and duties as may, from time to time, be prescribed by the Board of Directors of the Company, provided that such duties are consistent with those normally incident to the office of the President and Chief Executive Officer.

                  2. The employment period shall commence as of November 1, 1999, (the "effective date"), and shall continue through and terminate on October 31, 2001 (the "Employment Period"), unless earlier terminated by either the Company or Employee, or extended pursuant to the terms hereinafter contained, subject to the following terms and conditions:

                           a. In the event, (i) Employee terminates his employment or (ii) Employee's employment is terminated by the Company for cause, the Employment Period shall terminate at the end of the month in which such event occurs.

                           b. In the event  Employee,  by reason of  physical or
                  mental disability (excluding infrequent and temporary absences due to ordinary transitory illnesses), shall be unable, for more than 120 days in the aggregate, during any 12-month period in the Employment Period, to perform the services required of him hereunder, the Employment Period shall terminate at the end of the month following the month in which either Employee or the Company shall have given notice to the other of its intention to terminate the Employment Period because of such disability.

                           c. The term of the Employment Period shall be automatically extended for successive one-year renewal terms, commencing on November 1, 2001 and on November 1, of each year thereafter unless the Board of Directors shall elect not to extend the term, whereupon the Company shall be required to provide Employee with a minimum of 120 days prior written notice, (postmarked no later than June 30) of its intention not to extend the term in the following year.

                           d. In the event the Employment Period shall terminate
                  pursuant to subparagraphs "a" or "b" hereinabove, any amounts payable to Employee under paragraph 3 hereof, including, but not limited to, any salary accrued to the last day of the Employment Period, shall be paid to Employee or, in the event of Employee's death, to his estate.

                  3. As compensation for the performance by Employee of his obligations under this agreement, the Company shall pay to employee during the Employment Period:

                           a. A  base  salary  at the  rate  of  not  less  than
                  $175,000.00 per year, the precise rate to be fixed by the Board of Directors of the Company from time to time, payable on the Company's normal pay days or in such other installments as may be agreed upon.

                           b. The  annual  base  salary  shall be  automatically
                  increased to $200,000.00 annually once the Company's monthly gross revenues run at the rate of $291,666.66 ($3,500,000.00 annually) and operating profitability exceeds $50,000.00 monthly for at least three consecutive months. For purposes of this Agreement, the term "operating profitability" shall be defined as earnings before interest, taxes, depreciation and amortization (EBITDA).

                           c. The annual base salary shall be automatically
                  increased to $250,000.00 annually once the Company's monthly gross revenues run at the rate of $416,666.66 ($5,000,000.00 annually) and operating profitability exceeds $100,000.00 monthly for at least three consecutive months

                           d. An automobile allowance of $500.00 per month
                  payable monthly in advance, commencing on April 1, 2000.

                           e. Notwithstanding anything hereinabove to the
                  contrary, in the event of the Employee's death during

                  the first two (2) years of this Agreement or any renewal term thereof, the entire base salary due for such two (2) year term or the remainder of such renewal term, shall be deemed earned, due and payable to his Estate as of the date of his death.

               4. In addition to the compensation herein provided, Employee shall be entitled to:

                         a.  Four  weeks  vacation   during  each  year  of  the
                    Employment Period.

                         b. Reimbursement for reasonable business-related travel
                    and entertainment expenses incurred by Employee

                  in the performance of his duties, payable after submission of such reports and vouchers as the Company may, in accordance with its then current policy, from time to time require of all employees.

                           c. Participate in the Company's benefit and welfare plans, including life, accident and disability plans, which are available to the Company's executives generally, excluding medical, hospital and dental coverage.

                  5. Employee accepts the employment hereunder and agrees that during the Employment Period, Employee shall faithfully perform his duties to the best of his ability and in accordance with the directions and orders of the Board of Directors of the Company. He shall devote his attention and energies to the performance of such duties during his billable working hours. Employee agrees that he will travel to whatever extent is reasonably necessary to conduct the Company's business.

                  6. The Company may not terminate their Agreement at any time except for cause. The Company shall be deemed to have terminated Employee's employment for cause if the Company terminates his employment by reason of: (a) Employee's criminal conviction for commission of an act of fraud, embezzlement, theft or dishonesty; or (b) Employee's commission of any other criminal act involving moral turpitude which causes embarrassment to the Company.

                  7. Immediately upon execution of this Agreement the Company shall grant to Employee options to purchase 100,000 shares of the Company's common stock in accordance with the terms hereinafter set forth. The exercise price with respect to each share of stock subject to the option will be the last transaction price of the stock on the NASDAQ market on the date of the execution of this Agreement. The option will be exercisable by the Employee as to 60,000 shares of stock at any time after November 1, 2000. The option will be exercisable by the Employee as to the next 20,000 shares of stock at any time after the Employee's annual base salary is or should be increased to $200,000.00 annually pursuant to the terms of this Agreement and the option will be exercisable by the Employee as to the remaining 20,000 shares of stock at any time after the Company's gross revenues run at the average rate of $350,000.00 monthly for a period of at least three (3) consecutive months. Notwithstanding anything herein to the contrary, the options will be immediately exercisable as to all 100,000 shares of stock (a) at any time the Company is liquidated, purchased, acquired by or merged into another business entity, (b) in the event of the Employee's death, in which case the Employee's estate shall have the immediate right to exercise the option at any time, or (c) in the event this Agreement or the Employee's employment by the Company is for any reason (other than for cause as defined in paragraph "6" hereinabove) terminated or suspended.

                  8. Employee shall promptly communicate and disclose to the Company all other information and data pertaining to the
                  Company's business obtained by him in the course of his employment (whether or not made, and/or developed by employee or by others in the employ of the Company). All written materials, records and documents made by Employee or coming into his possession during the Employment Period concerning any inventions, products, processes or equipment, manufactured, used, developed, including, but not limited to, know-how, trade secrets, drawings, systems, plans, pricing costs, methods, specifications, business plans, marketing techniques, investigated or considered by the Company, or otherwise concerning the business or affairs of the Company, shall be the property of the Company, and upon termination of the Employment Period, or upon request of the Company during the Employment Period, Employee shall promptly deliver the same to the Company. Employee agrees to render such reports to the Company of the activities of the business undertaken by him or conducted under his direction during the Employment Period as the Company may reasonably request.

                  9. During the terms of this Agreement and all extensions thereof, the Company agrees to maintain in full force and effect a life insurance policy having a face amount of not less than $250,000 which names the Employee as the insured and his spouse as the named beneficiary.

                  10. Any notice to be given by either party hereunder shall be in writing, mailed by certified or registered mail with return receipt requested, shall be addressed to the other party at the address herein before stated or to such other address as may have been furnished by such other party in writing and shall be deemed to have been given on the date of mailing.

                  11. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by both parties.

                  12. This instrument constitutes the entire agreement of the parties hereto with respect to Employee's employment and his compensation therefore, except that nothing herein contained shall be construed as preventing Employee either from participating in such employee plans as the Company and its affiliates shall make available to Employee and others, or from receiving reimbursement from the Company or its affiliates for expenses reasonably incurred by Employee in their behalf or in the pursuit of his duties on their behalf.

                  13. The failure to enforce, at any time, any of the provisions of this Agreement or to required, at any time, performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions, or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

                  14. If any legal action is instituted by Employee to enforce any provision of this Agreement, the Company will reimburse Employee for all reasonable costs thereby incurred by him (including reasonable attorneys' fees) if Employee prevails in such action.

                  15 The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respect as if such invalid or unenforceable provision were omitted.

                  16. This Agreement shall be binding upon and shall inure to the benefit of the Company and any successor of the Company, and any such successor shall be deemed substituted for the Company under the provisions of this Agreement. For the purposes of this Agreement the term "successor" shall mean any person, firm, corporation or other business entity which at any time, whether by merger, purchase, liquidation or otherwise, shall acquire all or substantially all of the assets or business of the Company.

                  17. This Agreement shall be binding upon and shall inure to the benefit of Employee, his legal representatives and assigns, except that Employee's obligations to perform such future services and rights to receive payment therefor are hereby expressly declared to be nonassignable and nontransferable.

                  18.  The   Agreement   shall  be  governed  and  construed  in
                  accordance with the laws of the State of New York.

         In Witness Whereof, the parties hereto have caused this instrument to be duly executed as of the day and year first written above.

PROTOSOURCE CORPORATION, Company

By:___________________________                 ___________________________
     MICHAEL GALES, Director                         WILLIAM CONIS, Employee

By: ______________________________
      RAYMOND MEYERS, Director

By: ______________________________
      ANDREW STATHOPOULOS, Director